UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2016

PORTUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54854	98-0654981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 Hambley Blvd. STE 2

Pikeville, KY 41501

Registrant’s telephone number, including area code: (954) 778-8211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

PORTUS CORPORATION

CURRENT REPORT ON FORM 8-K

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors

On December 18, 2016, the Board of Directors appointed Kevin Bobryk to the Board of Directors to serve as its Special Advisor to the Board of Directors and VP of Corporate Communications.

Mr. Kevin Bobryk has over 14 Years experience owning, operating and providing consulting services to private and public businesses across a broad spectrum of industries.  In 2000 Mr. Bobryk started his private consulting practice providing capital formation and international corporate structuring services.  In 2003 he co-founded two companies providing trading, technology solutions and client management services within the foreign exchange retail market.

Mr. Bobryk has been registered with the CFTC and NFA as a Commodities and Futures Broker (Series 3 license) and Branch Manager (Series 30 license).  Additionally, Mr. Bobryk has contributed to the design of several proprietary hedging models for interest rate and foreign currency risk.  These models have been utilized for risk management of interest rate and credit exposure of premium finance transactions within the insurance industry.

In May of 2015, Mr. Bobryk assumed the interim Chief Executive Officer and Chairman of the Board positions in Ultimate Rack Inc and departed these positions in February of 2016.

In April of 2016, Mr. Bobryk assumed the Chief Executive Officer and Chairman of the Board positions in ML Capital Group, Inc.

Additionally, Mr. Bobryk provides consulting services to private and public companies.  His extensive experience in accounting, legal, regulatory and financing afford his client’s a customized approach to their specific needs.

There is no employment or compensation agreement or Director compensation plan in place with Mr. Bobryk.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
99.1	Board of Directors Resolution Appointing Mr. Kevin Bobryk as its Special Advisor to the Board of Directors and VP of Corporate Communications

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2016	Portus Corporation

By: /s/ G. Dale Murray II
G. Dale Murray II
President, Chief Operating Officer and Director (Principal Executive, Financial and Accounting Officer)

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